UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2016

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2016, BIOLASE, Inc. (the "Company") granted Harold C. Flynn, Jr., President and Chief Executive Officer and a director of the Company, a restricted stock unit award representing the right to acquire 1,000,000 shares of Company common stock pursuant to the terms of the BIOLASE, Inc. 2002 Stock Incentive Plan, as amended (the "Plan"), subject to the achievement of specified performance criteria and Mr. Flynn’s continued service with the Company through the applicable vesting dates. On November 23, 2016, Mr. Flynn and the Company entered into a letter agreement, whereby Mr. Flynn and the Company agreed to cancel the November 8, 2016 restricted stock unit award in its entirety to reduce the total number of shares subject to equity awards granted to Mr. Flynn during 2016 to 1,459,523 shares of Company common stock (which is below the 1,500,000 shares of Company common stock permitted by the Plan to be granted to any participant during a calendar year). The letter agreement indicates that the Compensation Committee of the board of directors of the Company (the "Compensation Committee") intends to review Mr. Flynn’s compensation in January 2017 and may, at such time, grant Mr. Flynn equity awards upon such terms and conditions as approved by the Compensation Committee and which are consistent with the terms of the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

November 23, 2016	By:	David C. Dreyer

Name: David C. Dreyer
Title: Chief Financial Officer